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                                                                  Exhibit 99.a.2
                            BT INSTITUTIONAL FUNDS

  Seventeenth Amended and Restated Establishment and Designation of Series of
           Shares of beneficial Interest (par value $0.001 per share)
                           Dated as of March 7, 2000

     Pursuant to Section 6.9 and 9.3 of the Amended and Restated Declaration of Trust, dated as of March 29, 1990 (the "Declaration of Trust"), of BT Institutional Funds (the "Trust"), the Trustees of the Trust hereby amend and restate the Establishment and Designation of Series appended to the Declaration of Trust to abolish BT European Equity Fund, such series taken away from the existing twelve series of Shares totaling eleven series of Shares (each a "Fund" and collectively "Funds").

    1.         The Funds shall be designated, as follows:

               Liquid Assets Institutional
               Cash Management Institutional
               Treasury Money Institutional
               Cash Reserves Institutional
               Equity 500 Index Premier
               Daily Assets Institutional
               International Equity
                    Institutional Class I
                    Institutional Class II
               International  Small Company Equity Fund
               Global Emerging Markets Equity Fund
               Treasury Assets Institutional
               BT Global Equity Fund

and shall have the following special and relative rights:

    2. Each fund shall be authorized to hold cash, invest securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, and / or the Investment Company Act of 1940, each as amended; to the extent pertaining to the offering of Shares of each Fund (or Class thereof). Each Share of a Fund (or Class thereof) shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund (or Class thereof) shall be
               entitled to vote, shall represent a pro rata beneficial
               interest in the assets allocated or belonging to the Fund (or allocated or belonging to the Class thereof), and shall be entitled to receive its pro rata share of net assets of the Fund (or Class thereof) upon liquidation of the Fund (or Class thereof), all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a
               Fund (or Class thereof), together with any income and gain thereon, less diminution or expenses
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               thereof, shall irrevocably belong to that Fund (or allocated to the Class thereof), unless otherwise required by law.

     3. Shareholders of each Fund (or Class thereof) shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have effectively acted upon with respect to the Fund (or Class thereof) as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocable among the Funds (or class thereof) as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund (or Class thereof) created previously or now or hereafter created, or otherwise change the special relative rights of any Fund (or Class thereof).


     IN WITNESS WHEREOF, the undersigned have signed this instrument as of March 7, 2000. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.

                                      /s/ Charles P. Biggar
                                      Charles P. Biggar
                                      As Trustee, and not individually


                                      /s/ S. Leland Dill
                                      S. Leland Dill
                                      As Trustee, and not individually


                                      /s/ Martin J. Gruber
                                      Martin J. Gruber
                                      As Trustee, and not individually

                                      /s/ Richard T. Hale
                                      Richard T. Hale
                                      As Trustee, and not individually

                                      /s/ Richard J. Herring
                                      Richard J. Herring
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                                      As Trustee, and not individually


                                      /s/ Bruce E. Langton
                                      Bruce E. Langton
                                      As Trustee, and not individually


                                      /s/ Philip Saunders, Jr.
                                      Philip Saunders, Jr.
                                      As Trustee, and not individually


                                      /s/ Harry Van Benschoten
                                      Harry Van Benschoten
                                      As Trustee, and not individually